Exhibit 99.1

CONTACT:	Julie Shaeff	675 Bering Drive, Suite 400
	Chief Accounting Officer	Houston, Texas 77057
	(713) 830-9600 ir@comfortsystemsusa.com	713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA INCREASES AND EXTENDS DEBT FACILITY

-- Facility Increased to $850 million and Extended to 2027 --

Houston, TX – May 26, 2022 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial, and institutional heating, ventilation, air conditioning and electrical contracting services, today announced that it has amended its existing senior debt facility to increase the credit commitment amount to $850,000,000 and to extend the term to July 5, 2027. Wells Fargo Bank, National Association is the Lead Arranger and Administrative Agent for the facility.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We are incredibly pleased that our lenders have graciously provided us with additional capacity, improved economic terms, and increased flexibility as we continually seek to invest in our people and create value for our stockholders. The facility complements our strong balance sheet and demonstrates strength in an industry where owners especially value financially strong partners.”

The credit commitment under the facility has increased from $600,000,000 to $850,000,000, and the facility has a new five-year term. The new facility includes improved credit costs, greater capacity, and more favorable covenants. The amendment also provides added flexibility with respect to acquisitions, dividends, and stock buybacks.

Mr. Lane concluded, “This long-term facility will support our operations, fund continued investment, and strengthen our ability to return cash to our stockholders.”

Comfort Systems USA is a premier provider of business solutions addressing workplace comfort, with 173 locations in 128 cities around the nation. For more information, visit the Company’s website at comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc., and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics (and related impacts, such as vaccine mandates or supply chain disruptions); financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials or material increases to the cost thereof; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions, such as challenges to our ability to integrate those companies into our internal control environment; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.